Exhibit 99.(j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information in Post-Effective Amendment No. 104 to the Registration Statement (Form N-1A, No. 33-23166) of Morgan Stanley Institutional Fund, Inc., and to the incorporation by reference of our report, dated February 24, 2012, on Active International Allocation Portfolio, Advantage Portfolio, Asian Equity Portfolio, Emerging Markets Portfolio, Emerging Markets Debt Portfolio, Global Advantage Portfolio, Global Discovery Portfolio, Global Franchise Portfolio, Global Insight Portfolio, Global Opportunity Portfolio, Global Real Estate Portfolio, Insight Portfolio, International Advantage Portfolio, International Equity Portfolio, International Opportunity Portfolio, International Real Estate Portfolio, International Small Cap Portfolio, Opportunity Portfolio, Select Global Infrastructure Portfolio, Focus Growth Portfolio, Growth Portfolio, Small Company Growth Portfolio, and U.S. Real Estate Portfolio (the twenty-three portfolios comprising Morgan Stanley Institutional Fund, Inc.) included in the Annual Report to Shareholders for the fiscal year ended December 31, 2011.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts
April 23, 2012